Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Janus Detroit Street Trust of our reports dated December 15, 2023, relating to the financial statements and financial highlights, which appear in Janus Henderson AAA CLO ETF, Janus Henderson B-BBB CLO ETF, Janus Henderson International Sustainable Equity ETF, Janus Henderson Mortgage-Backed Securities ETF, Janus Henderson Short Duration Income ETF, Janus Henderson Small Cap Growth Alpha ETF, Janus Henderson Small/Mid Cap Growth Alpha ETF, Janus Henderson Sustainable Corporate Bond ETF, Janus Henderson U.S. Real Estate ETF and Janus Henderson U.S. Sustainable Equity ETFs’ Annual Reports on Form N-CSR for the year ended October 31, 2023, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Statements”, "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

February 27, 2024